FOR IMMEDIATE RELEASE	Contact: Laura Wakeley Office: 717-291-2616

Chryst appointed to Fulton Financial Corporation’s

Board of Directors

(January 17) -- LANCASTER, PA. – Dana A. Chryst, of Lancaster, has been named to the board of directors of Fulton Financial Corporation (NASDAQ: FULT), headquartered in Lancaster, PA, effective March 17, 2008.

As a director, Chryst’s responsibilities will include appointing and reviewing the performance of senior management, reviewing and evaluating the Corporation’s financial and operational results, approving its overall strategic direction, and representing the interests of the shareholders.

Chryst will continue to serve on the board of directors of Fulton Bank, the Corporation’s flagship bank, located in Lancaster, PA.

Chryst is the chief executive officer and owner of The Jay Group, a marketing fulfillment company based in Lancaster, PA. She also serves on the board of directors of Lancaster General Hospital and Hershey Entertainment and Resorts. Chryst is active in the community, serving in volunteer roles with the Lancaster Chamber of Commerce and Industry, the American Heart Association and Big Brothers Big Sisters.

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